Exhibit 23.2


                         Consent of Independent Auditors


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-18485, 333-18487, 333-18493, 333-29467,
333-33185, 333-36469, 333-90777, 333-90779, 333-90781, 333-36586, 333-97433,
333-83712) of Covance Inc. of our report dated January 30, 2001, relating to the consolidated financial statements of Covance Inc. and its subsidiaries for the year ended December 31, 2000 which appears in this Annual Report on Form 10-K.



/s/ PricewaterhouseCoopers LLP
------------------------------

Florham Park, NJ
March 5, 2003